Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2019, relating to the consolidated financial statements of Morgan Stanley and subsidiaries (“the Firm”), and the effectiveness of Morgan Stanley’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Morgan Stanley for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 3, 2019